Exhibit 99.01

Shutterfly Announces First Quarter 2011 Financial Results

Net revenues increase 25% year-over-year to $57.2 million
Personalized Products & Services net revenues increase 34% year-over-year
Transacting customers accelerate to 25% year-over-year growth

REDWOOD CITY, April 27, 2011 -- Shutterfly, Inc. (NASDAQ:SFLY), a leading Internet-based social expression and personal publishing service, today announced financial results for the three months ended March 31, 2011.

"We began 2011 with a quarter of solid execution led by growth in our Photo Books and Cards and Stationery categories. Capitalizing on our strong product line-up, deep customer insights and our loyal and active customer base, we increased net revenues 25% year-over-year,” said President and Chief Executive Officer Jeffrey Housenbold. “We are also very excited to welcome the entire Tiny Prints team and look forward to building the world’s most comprehensive selection of online cards and stationery products and advancing our brands as the leaders in this market.”

First Quarter 2011 Financial Highlights

●	Net revenues increased 25% year-over-year to $57.2 million.
●	Net revenues from Personalized Products & Services totaled $40.8 million, a 34% year-over-year increase.
●	Net revenues from Prints totaled $14.1 million, a 3% year-over-year increase.
●	Commercial Print net revenues totaled $2.3 million.
●	Existing customers generated 72% of total net revenues.
●	Gross profit margin was 48.4% of net revenues, compared to 50.6% in Q1 2010.
●	GAAP net loss was ($7.8) million, compared to ($4.7) million in Q1 2010.
●	GAAP net loss per diluted share was ($0.27), compared to ($0.18) in Q1 2010.
●	Adjusted EBITDA was ($1.9) million, compared to $3.4 million in Q1 2010.
●	At March 31, 2011, cash and cash equivalents totaled $216.3 million.

First Quarter 2011 Operating Metrics
●	Transacting customers totaled 1.3 million, a 25% year-over-year increase.
●	Orders totaled 2.1 million, a 23% year-over-year increase.
●	Average order value was $26.64, a 1% year-over-year increase.

Recent Operating Highlights
●	Optimized cards category page by leveraging our enhanced holiday collection and improving the merchandising and overall customer experience.
●	Introduced key contacts module on share sites allowing users to track contact information of coaches, teachers etc.
●
Launched Facebook share where customers can post Shutterfly product images and details on their Facebook news feeds and allows users to “shop socially” to endorse and spread the word about our products.

●	Migrated PhotoWorks customers onto Shutterfly as American Greetings shifted strategy away from personalized photo products and selected Shutterfly as the exclusive destination for its customers.

Business Outlook
Second Quarter 2011:
●	Net revenues to range from $68 million to $72 million.
●	GAAP gross profit margin to range from 46% to 48% of net revenues.
●	Non-GAAP gross profit margin to range from 48.5% to 50.5% of net revenues.
●	GAAP operating loss to range from ($25) million to ($27) million.
●	Non-GAAP operating loss to range from ($12) million to ($14) million.
●	GAAP effective tax rate to range from 45% to 55%.
●	GAAP net loss per diluted share to range from ($0.35) to ($0.46).
●	Weighted average shares of approximately 32.0 million.
●	Adjusted EBITDA loss to range from ($5) million to ($7) million.

Full Year 2011:
●	Net revenues to range from $468 million to $478 million.
●	GAAP gross profit margin to range from 54.5% to 56.5% of net revenues.
●	Non-GAAP gross profit margin to range from 56% to 58% of net revenues.

●	GAAP operating income to range from $23 million to $31 million.
●	Non-GAAP operating income to range from $69.5 million to $77.5 million.
●	GAAP effective tax rate to range from 40% to 50%.
●	GAAP net income per diluted share to range from $0.39 to $0.44.
●	Weighted average diluted shares of 35.1 million.
●	Adjusted EBITDA to range from 18.5% to 19.5% of net revenues.
●	Capital expenditures to range from 6.5% to 7.5% of net revenues.

Notes to the First Quarter 2011 Financial Results and Business Outlook

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

Free cash flow is a non-GAAP financial measure that the Company defines as Adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.

Personalized Products and Services (“PPS”) net revenues primarily include Photo Books, Stationery and folded Greeting Cards, Calendars and Photo-based Merchandise. PPS also includes net revenues from advertising and sponsorship programs and referral fees. The Company’s referral fee program was discontinued effective March 31, 2010, and no referral fee revenues have been recorded subsequent to that date.

Print net revenues consist of photo prints in Wallet, 2x3, 4x6, 5x7, 8x10, Photo Cards and large format sizes.

Commercial Print net revenues are excluded from net revenues from PPS and Prints.

Average Order Value (AOV) is defined as total net revenues (excluding Commercial Print), divided by total orders.

The foregoing financial guidance replaces any of the Company’s previously issued guidance and all previous guidance should no longer be relied upon.

First Quarter 2011 Conference Call

Management will review the first quarter 2011 financial results and its expectations for the second quarter and full year 2011 on a conference call on Wednesday, April 27, 2011 at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterfly.com. In the Investor Relations area, found in the "About Us" section, click on the link provided for the webcast, or dial 970-315-0490.  The webcast, as well as a podcast, will be archived and available at http://www.shutterfly.com.  A replay of the conference call will be available through Wednesday, May 11, 2011. To hear the replay, please dial 706-645-9291, replay passcode 56526465.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross margins, non-GAAP operating income (loss) and the related operating income (loss) margins, non-GAAP income (loss) per share, adjusted EBITDA and free cash flow.   For more information, please see Shutterfly's SEC Filings.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward-Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include all statements regarding the Company's financial expectations for the second quarter and full year 2011 set forth under the caption "Business Outlook." The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, our ability to expand our customer base and meet production requirements; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop on a timely basis, as well as consumer acceptance of, new products and services; our ability to develop additional adjacent lines of business;  unforeseen changes in expense levels; and competition, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" sections of the Company's Form 10-K for the year ended December 31, 2010, and the Company's other filings, which are available on the Securities and Exchange Commission's Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly

Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing service. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos in a creative and thoughtful manner. Shutterfly's flagship product is its award-winning photo book line, which helps consumers celebrate memories and tell their stories in professionally bound coffee table books.  More information about Shutterfly (NASDAQ:SFLY) is available at www.shutterfly.com. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.

Contacts Media Relations: Gretchen Sloan, 650-610-5276 gsloan@shutterfly.com	Investor Relations: Annie Leschin, 415-775-1888 aleschin@shutterfly.com Vanessa Lehr vlehr@shutterfly.com

Shutterfly, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010

Net revenues	$57,229	$45,742
Cost of net revenues	29,546	22,578
Gross profit	27,683	23,164
Operating expenses:
Technology and development	13,113	12,169
Sales and marketing	14,265	10,157
General and administrative	13,291	8,801
Total operating expenses	40,669	31,127
Loss from operations	(12,986)	(7,963)
Interest expense	-	(21)
Interest and other income, net	14	242
Loss before income taxes	(12,972)	(7,742)
Benefit from income taxes	5,212	3,011
Net loss	$(7,760)	$(4,731)

Net loss per share - basic and diluted	$(0.27)	$(0.18)

Weighted-average shares outstanding - basic and diluted	28,674	26,238

Stock-based compensation is allocated as follows:

Cost of net revenues	$175	$131
Technology and development	914	801
Sales and marketing	1,361	1,102
General and administrative	2,785	2,340
	$5,235	$4,374

Shutterfly, Inc.
Condensed Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$216,278	$252,244
Accounts receivable, net	3,799	4,845
Inventories	2,769	3,580
Deferred tax asset, current portion	4,048	3,582
Prepaid expenses and other current assets	26,581	6,934
Total current assets	253,475	271,185
Property and equipment, net	42,440	39,726
Goodwill and intangible assets, net	16,710	16,835
Deferred tax asset, net of current portion	11,314	11,314
Other assets	4,539	4,770
Total assets	$328,478	$343,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,810	$22,341
Accrued liabilities	16,770	38,831
Deferred revenue	9,254	9,731
Total current liabilities	34,834	70,903
Other liabilities	3,312	3,320
Total liabilities	38,146	74,223

Stockholders' equity
Common stock, $0.0001 par value; 100,000 shares authorized; 29,320 and
27,957 shares issued and outstanding at March 31, 2011 and
December 31, 2010, respectively	3	3
Additional paid-in-capital	292,210	263,726
Accumulated earnings (deficit)	(1,881)	5,878
Total stockholders' equity	290,332	269,607
Total liabilities and stockholders' equity	$328,478	$343,830

Shutterfly, Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010

Cash flows from operating activities:
Net loss	$(7,760)	$(4,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,114	6,373
Amortization of intangible assets	719	647
Stock-based compensation, net of forfeitures	5,235	4,374
Loss on disposal of property and equipment	11	-
Deferred income taxes	(466)	(1,551)
Tax charge from stock-based compensation	-	(223)
Changes in operating assets and liabilities:
Accounts receivable, net	1,046	1,175
Inventories	811	217
Prepaid expenses and other current assets	(19,646)	(5,437)
Other assets	38	(47)
Accounts payable	(15,403)	(8,688)
Accrued and other liabilities	(22,072)	(20,007)
Deferred revenue	(476)	(366)
Net cash used in operating activities	(52,849)	(28,264)

Cash flows from investing activities:
Acquisition of intangible assets	(400)	-
Purchases of property and equipment	(3,572)	(3,243)
Capitalization of software and website development costs	(2,318)	(802)
Proceeds from sale of equipment	20	-
Proceeds from the sale of auction rate securities	-	375
Net cash used in investing activities	(6,270)	(3,670)

Cash flows from financing activities:
Principal payments of capital lease obligations	-	(3)
Proceeds from issuance of common stock upon exercise of stock options	7,444	5,513
Excess tax benefits from stock-based compensation	15,709	2,876
Net cash provided by financing activities	23,153	8,386

Net decrease in cash and cash equivalents	(35,966)	(23,548)
Cash and cash equivalents, beginning of period	252,244	132,812
Cash and cash equivalents, end of period	$216,278	$109,264

Supplemental schedule of non-cash investing activities
Net change in accrued purchases of property and equipment	$1,874	$2,291

Shutterfly, Inc.
User Metrics Disclosure

	Three Months Ended
	March 31,
	2011		2010

User Metrics

Customers	1,335,855		1,072,718
year-over-year growth	25%		21%

Orders	2,063,000		1,673,465
year-over-year growth	23%		14%

Average order value	$26.64		$26.43
year-over-year growth	1%		10%

Average orders per customer	1.5	x	1.6	x

Average order value excludes commercial printing revenue.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	GAAP					Non-GAAP
	Range of Estimate		Adjustments			Range of Estimate
	From	To	From	To		From	To

Three Months Ending June 30, 2011

Net revenues	$68.0	$72.0	-	-		$68.0	$72.0
Gross profit margin	46.0%	48.0%	2.5%	2.5%	[a]	48.5%	50.5%
Operating loss	$(27.0)	$(25.0)	$13.0	$13.0	[b]	$(14.0)	$(12.0)
Operating margin	(40%)	(35%)	19%	18%	[b]	(21%)	(17%)

Stock-based compensation	$9.3	$9.3	$9.3	$9.3		-	-
Amortization of intangible assets	$4.0	$4.0	$4.0	$4.0		-	-

Adjusted EBITDA*						$(7.0)	$(5.0)

Diluted loss per share	$(0.46)	$(0.35)
Diluted shares	32.0	32.0
Effective tax rate	45%	55%

Twelve Months Ending December 31, 2011

Net revenues	$468.0	$478.0	-	-		$468.0	$478.0
Gross profit margin	54.5%	56.5%	1.5%	1.5%	[c]	56.0%	58.0%
Operating income	$23.0	$31.0	$46.5	$46.5	[d]	$69.5	$77.5
Operating margin	5%	6%	10%	10%	[d]	15%	16%

Stock-based compensation	$33.9	$33.9	$33.9	$33.9		-	-
Amortization of intangible assets	$12.7	$12.7	$12.7	$12.7		-	-

Adjusted EBITDA*						$87	$93
Adjusted EBITDA* margin						18.5%	19.5%

Diluted earnings per share	$0.39	$0.44
Diluted shares	35.1	35.1
Effective tax rate	40%	50%

Capital expenditures - % of net revenues	6.5%	7.5%

*	Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
[a]	Reflects estimated adjustments for stock-based compensation expense of approximately $500k and amortization of purchased intangible assets of approximately $1.4 million.
[b]	Reflects estimated adjustments for stock-based compensation expense of approximately $9.3 million and amortization of purchased intangible assets of approximately $4.0 million
[c]	Reflects estimated adjustments for stock-based compensation expense of approximately $1.9 million and amortization of purchased intangible assets of approximately $4.8 million.
[d]	Reflects estimated adjustments for stock-based compensation expense of approximately $33.9 million and amortization of purchased intangible assets of approximately $12.7 million.

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2011	2010

GAAP gross profit	$23,164	$23,628	$24,052	$102,372	$27,683	$173,216
Stock-based compensation	131	129	120	128	175	508
Amortization of intangible assets	556	552	541	646	611	2,295

Non-GAAP gross profit	$23,851	$24,309	$24,713	$103,146	$28,469	$176,019

Non-GAAP gross profit margin	52%	52%	50%	62%	50%	57%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2011	2010

GAAP operating income (loss)	$(7,963)	$(9,780)	$(7,977)	$50,495	$(12,986)	$24,775
Stock-based compensation	4,374	4,059	3,866	4,067	5,235	16,366
Amortization of intangible assets	647	642	603	651	719	2,543

Non-GAAP operating income (loss)	$(2,942)	$(5,079)	$(3,508)	$55,213	$(7,032)	$43,684

Non-GAAP operating margin	(6%)	(11%)	(7%)	33%	(12%)	14%

Shutterfly, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2011	2010

GAAP net income (loss)	$(4,731)	$(5,885)	$(4,770)	$32,513	$(7,760)	$17,127
Stock-based compensation	4,374	4,059	3,866	4,067	5,235	16,366
Amortization of intangible assets	647	642	603	651	719	2,543
Related income taxes	(2,028)	(1,945)	(1,908)	(2,064)	(2,587)	(7,945)

Non-GAAP net income (loss)	$(1,738)	$(3,129)	$(2,209)	$35,167	$(4,393)	$28,091

Diluted net income (loss) per share:
GAAP	$(0.18)	$(0.22)	$(0.17)	$1.09	$(0.27)	$0.59
Non-GAAP	$(0.07)	$(0.12)	$(0.08)	$1.18	$(0.15)	$0.96

Shares used in GAAP and non- GAAP diluted net income (loss)
per-share calculation	26,238	26,952	27,292	29,924	28,674	29,249

Shutterfly, Inc.
Reconciliation of GAAP to Non-GAAP Effective Tax Rate
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2011	2010

GAAP benefit (provision) for income taxes	$3,011	$3,722	$3,181	$(18,002)	$5,212	$(8,088)
Income taxes associated with certain non-GAAP entries	(2,028)	(1,945)	(1,908)	(2,064)	(2,587)	(7,945)

Non-GAAP benefit (provision) for income taxes	$983	$1,777	$1,273	$(20,066)	$2,625	$(16,033)

GAAP income (loss) before income taxes	$(7,742)	$(9,607)	$(7,951)	$50,515	$(12,972)	$25,215
Stock-based compensation	4,374	4,059	3,866	4,067	5,235	16,366
Amortization of intangible assets	647	642	603	651	719	2,543

Non-GAAP income (loss) before income taxes	$(2,721)	$(4,906)	$(3,482)	$55,233	$(7,018)	$44,124

GAAP effective tax rate	39%	39%	40%	36%	40%	32%

Non-GAAP effective tax rate	36%	36%	37%	36%	37%	36%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2011	2010

GAAP net income (loss)	$(4,731)	$(5,885)	$(4,770)	$32,513	$(7,760)	$17,127
Interest expense	21	21	-	-	-	42
Interest and other income, net	(242)	(194)	(26)	(20)	(14)	(482)
Tax benefit (provision)	(3,011)	(3,722)	(3,181)	18,002	(5,212)	8,088
Depreciation and amortization	7,020	6,949	6,321	5,682	5,833	25,972
Stock-based compensation	4,374	4,059	3,866	4,067	5,235	16,366

Non-GAAP Adjusted EBITDA	$3,431	$1,228	$2,210	$60,244	$(1,918)	$67,113

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Free Cash Flow
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2011	2010

Net cash provided by (used in) operating activities	$(28,264)	$5,101	$5,271	$94,053	$(52,849)	$76,161
Interest expense	21	21	-	-	-	42
Interest and other income, net	(242)	(194)	(26)	(20)	(14)	(482)
Tax benefit (provision)	(3,011)	(3,722)	(3,181)	18,002	(5,212)	8,088
Changes in operating assets and liabilities	33,153	(1,969)	(2)	(46,196)	55,702	(15,014)
Other adjustments	1,774	1,991	148	(5,595)	455	(1,682)
Non-GAAP Adjusted EBITDA	3,431	1,228	2,210	60,244	(1,918)	67,113
Less: Purchases of property and equipment	(5,534)	(4,010)	(2,729)	(2,688)	(5,446)	(14,961)
Less: Capitalized technology & development costs	(802)	(1,247)	(2,559)	(2,797)	(2,318)	(7,405)

Free cash flow	$(2,905)	$(4,029)	$(3,078)	$54,759	$(9,682)	$44,747